EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of The Stars Group Inc.

Date: July 20, 2018.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first set forth above.

CVC EUROPEAN EQUITY V LIMITED

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (A) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (B) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (C) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (D) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (E) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CYAN BLUE JERSEYCO LIMITED

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director